UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2004

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 312-7300

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5. Other Events.

     A Special Meeting of the Stockholders of Bay View Capital Corporation (the “Company”) will be held at 10:00 a.m., local time, on June 24, 2004 at 1840 Gateway Drive, San Mateo, California 94404, for the purpose of voting on a proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split. Stockholders of record at the close of business on May 20, 2004 will be the stockholders entitled to vote at the Special Meeting.

     The Company intends to file a preliminary proxy statement regarding the reverse stock split proposal with the Securities and Exchange Commission and mail a definitive proxy statement regarding this proposal to its stockholders on or about May 25, 2004.

Item 7. Financial Statements and Exhibits.

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: May 6, 2004	BY:	/s/ John Okubo John Okubo Executive Vice President, Chief Financial Officer